PROMISSORY NOTE

$50,000.00                                                       Wayne, PA
                                                                 March 30, 1998

     FOR VALUE RECEIVED, Cardiovascular Laboratories, Inc., a Pennsylvania Corporation, having an address at 100 S. Main St., Doylestown PA 18901 ("Maker"), promises to pay to the order of Anchor Investment Partnership Ltd. ("Payee"), at 983 Old Eagle School Rd. Ste. 615 Wayne, PA, or at such other address as may hereafter be specified by Payee, in lawful money of the United States of America, the principal sum of fifty-thousand and 00/100 Dollars ($50,000), together with interest thereon at the rate or rates and in the installments and at the times hereinafter provided (the "Loan").

     1. DEFINITIONS. Whenever used in this Note, the following words and phrases shall have the respective meanings ascribed to them in the Sections of this Note referred to below:

     (a)  "Base Rate" - as defined in Section 7 hereof.

     (b)  "Default Rate" - as defined in Section 7 hereof.

     (c)  "Event of Default" - as defined in Section 6 hereof.

     (d)  "Maturity Date" - as defined in Section 3 hereof.

     (e)  "Loan" - as defined in the caption on hereof.

     (f)  "Loan Documents" - as defined in Section 5 hereof.

     (g)  "Maker" - as defined in the caption hereof.

     (h)  "Payee" - as defined in the caption hereof.

     (i)  "Security Agreement" - as defined in Section 5 hereof.

     2. INTEREST RATE. Interest shall accrue on the outstanding principal amount hereunder at the rate of seven percent (7%) per annum.

     3. PRINCIPAL AND INTEREST PAYMENTS; MATURITY DATE.

     (A) Interest shall be payable quarterly on the following dates in the appropriate years: March 31, June 30, September 30, and December 31.

     (B) Fifty thousand Dollars ($50,000) of the principal balance of the Loan, together with all accrued and unpaid interest thereon shall become due and payable on that date which is one (1) year after the date hereof (the "Maturity Date"). Such payment may, at the option of the Maker, be in cash or in the common stock of Maker. If the payment is in common stock, such stock must be non-restricted and freely-tradable; otherwise, the payment must be in cash.

     (C) Both before and after any default, interest shall be calculated on the basis of a 360-day year but charged on the basis of the actual number of days elapsed in any calendar year or part thereof.

     (D) To the extent that any payment date hereunder occurs on a Saturday, Sunday, or recognized bank holiday in the Commonwealth of Pennsylvania, such payment date shall occur on the first business day thereafter.

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     (E) This Note may be prepaid, in whole or in part, at any time by Maker without Premium or penalty upon ten (10) days prior written notice in Payee.

     4. LATE CHARGES. If any installment of principal or interest or both hereunder or any other payment required to be made under the other Loan Documents is not paid when due, Maker shall pay to Payee on demand a late charge of five percent (5%) of such overdue amount to reimburse Payee for the additional expenses to be incurred as a result of such delinquency, but such late payment fee shall not obligate Payee to accept any overdue payment hereunder nor limit the rights and remedies available to Payee as a result of Maker's default, as hereinafter provided. The amount of any such late charge not paid promptly following demand shall be deemed outstanding and payable pursuant to this Note and shall be secured by the Loan Documents.

     5. SECURITY INTEREST. The payment of this Note is secured by: a present and continuing second security interest in all the accounts receivable (the "Collateral") of Maker to be evidenced by filings under the Uniform Commercial Code. The second security interest granted hereunder in the Collateral shall secure the payment of any and all present and future amounts due to the Payee under this Loan. Maker represents and covenants and the Payee expressly agrees that that the Collateral is subject to a first security interest in favor of Core States Bank, under the terms of a line of credit extended to the Maker. Except for the first security interest granted to Core States Bank under the terms of this line of credit, Maker shall keep all Collateral free and clear of any security interests, liens, or encumbrances of any kind. Without the Payee's consent, the Maker Shall not sell, assign or otherwise dispose of any of the Collateral. Upon reasonable written request of the Payee, and at the sole expense of the Maker, the Maker will promptly deliver and duly execute and deliver such further assignments financing statements, instruments and other documents and take such further action as the Payee may reasonably request for the purposes of obtaining or preserving the full benefits of, and the attachment, perfection and priority of the second security interest granted hereunder and of the rights and powers granted herein. A photocopy or other reproduction of this Note or any financing statement shall be sufficient as a financing statement for filing in any jurisdiction where so permitted. The Note, and all other documents evidencing or securing the Loan executed by Maker in favor of Payee are hereinafter referred to collectively as the "Loan Documents".

     6. EVENTS OF DEFAULT. Each of the following shall constitute an event of default (each, an "Event of Default" hereunder:

          (a) If Maker fails to make any payment of any installment of interest, principal and/or principal and interest hereunder or any other sum due hereunder when such payment is due and such failure continues for ten (10) business days after written notice to Maker:

          (b) If there occurs any default under or specified in any other Loan Document and such default continues after the expiration of the applicable notice and grace periods, if any, provided therein;

          (c) If any proceeding under the Bankruptcy Code or any law of the United States or of any state relating to insolvency or receivership is instituted by Maker or if any such proceeding is instituted against Maker and is consented to by the respondent or an order for relief shall be entered in such proceeding or such proceeding shall remain undismissed for sixty (60) days, or if Maker makes an assignment for the benefit of creditors, admits in writing its inability to pay debts generally as they become due or becomes insolvent:

          (d) If any representation, warranty, certificate, financial statement or other information made or given by Maker to Payee is materially incorrect or misleading:

          (e) If Maker sells or transfers any of the stock (issued or unissued) or assets of Maker, in individual transactions or in the aggregate (other than in the ordinary course of business, as to assets) and including if by merger, consolidation, reorganization gift, or bequest;

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          (f) Upon the filing of dissolution proceedings or election to liquidate by or on behalf of Maker:

          (g) The entry of any final, unappealable judgment against Maker in excess of Ten Thousand Dollars ($10,000) which remains unsatisfied for fifteen (15) days or the issuance of any attachment, tax lien, levy or garnishment in excess of Ten Thousand Dollars ($10,000)) (except for carriers) against any property of material value in which Maker has an interest.

     7. DEFAULT RATE. Upon the occurrence of an Event of Default hereunder, the interest rate otherwise payable under Section 2 hereof (the "Base Rate") shall increase immediately and without notice and thereafter shall be payable at a rate of four percent (4%) per annum in excess of the Base Rate (said higher rate is hereinafter called the "Default Rate"), until the Event of Default has been accelerated or is cured, until this Note is paid in full, including the period following entry of any judgment on or relating to this Note or the other Loan Documents. Interest on any such judgment shall accrue and be payable at the Default Rate, and not at the statutory rate of interest, after judgment, any execution thereon, and until actual receipt by the holder of payment in full of this Note and said judgment. Interest at the Default Rate shall be collective as part of any judgment hereunder and shall be secured by the Loan Documents.

     8. REMEDIES. Upon the occurrence of any Event of Default hereunder, the entire unpaid principal balance of the Loan, together with all accrued and unpaid interest thereon and all other sums owing hereunder or under the Loan Documents, shall, at the option of the holder hereof, become immediately due and payable, without presentation, demand or further action of any kind and Payee may forthwith exercise, singly, concurrently, successively or otherwise, any and all rights and remedies available to Payee hereunder, or under any other document executed in connection with the Loan or with respect to any collateral pledged, mortgaged, or assigned a security therefor or otherwise available to Payee at law or in equity. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order described by Payee. The failure of the holder hereof to accelerate the outstanding principal balance of the Loan upon the occurrence of an Event of Default hereunder shall not constitute a waiver of such default or of the right to accelerate the Loan at any time thereafter so long as the Event of Default remains uncured.

     9. CONFESSION OF JUDGMENT. THE FOLLOWING PARAGRAPHS SET FORTH A WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST MAKER. IN GRANTING THIS WARRANT OF ATTORNEY, MAKER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND ON THE ADVICE OF ITS SEPARATE COUNSEL, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS WITH RESPECT TO SUCH WARRANT THAT MAKER MAY HAVE PRIOR NOTICE TO PAYEE AND AN OPPORTUNITY FOR HEARING UNDER THE CONSTITUTION AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

     UPON THE OCCURRENCE OF AN EVENT OF DEFAULT PURSUANT TO SECTION 6(a)) OR (c) HEREUNDER, MAKE HEREBY IRREVOCABLY AUTHORIZED AND EMPOWERS ANY ATTORNEY OF RECORD, OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, TO APPEAR FOR MAKER AT ANY TIME OR TIMES, IN ANY SUCH COURT IN ANY ACTION BROUGHT AGAINST MAKER BY PAYEE WITH RESPECT TO THE AGGREGATE AMOUNT PAYABLE HEREUNDER WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST MAKER FOR ALL SUMS PAYABLE BY MAKER TO PAYEE HEREUNDER AS EVIDENCED BY AN AFFIDAVIT SIGNED BY A DULY AUTHORIZED DESIGNEE OF PAYEE SETTING FORTH SUCH AMOUNT THEN DUE FROM MAKER TO PAYEE, PLUS ATTORNEY'S FEES OF TEN PERCENT (10%) OF THE SUM OF THE FOREGOING, BUT IN NO EVENT LESS THAN FIVE THOUSAND DOLLARS ($5,000.00), WITH COSTS OF
SUIT, RELEASE OF PROCEDURAL ERRORS AND WITHOUT RIGHT OF APPEAL. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, MAKER WAIVES THE RIGHT TO ANY STAY OR EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW

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OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO
BRING ANY ACTION OR CONFESS JUDGMENT THEREIN SHALL BE DEEMED TO EXHAUST THE POWER, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS PAYEE SHALL ELECT UNTIL ALL AMOUNTS PAYABLE TO PAYEE HEREUNDER SHALL HAVE BEEN PAID IN FULL.

     10. WAIVERS BY MAKER, CUMULATIVE REMEDIES, ETC.

          (a) Maker hereby waives the benefit of any laws which now or hereafter might otherwise authorize the stay of any execution to be issued on any judgment recovered on this Note, or the exemption of any, property from levy, attachment and sale thereunder. Maker waives and releases unto the holder hereof and said attorney all errors, defects and imperfections whatsoever of a procedural nature in the entering of the said judgment or any process or proceedings relating hereto. Maker waives the right of inquisition on all real estate, voluntarily condemns it, and agrees that the real estate may be sold on writ of execution. MAKER HEREBY WAIVES ITS RIGHTS TO TRIAL BY JURY IN CONNECTION WITH THE ENFORCEMENT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY LEGAL PROCEEDINGS ARISING HEREUNDER OR THEREUNDER.

          (b) Maker and all endorsers of this obligation severally waive presentment, demand, protest and notice of nonpayment. Maker and the endorsers hereof and sureties therefor, if any, and all others who may be liable for all or any part of the indebtedness evidenced by this Note, consent to any number of renewals or extensions of the time of payment hereof without notice to any of those parties. The granting, without notice, of any extension of time for the payment of any sum due under this Note or for the performance of any covenant, condition or agreement hereof of thereof or the taking or release of other or additional security shall in no way release or discharge the liability of Maker or of any such endorsers or sureties.

          (c) No right or remedy conferred upon or serve to Payee hereunder or under any other document evidencing or securing the Loan, or with respect to any guaranty or any collateral securing the Loan, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right and remedy shall be cumulative and concurrent, and shall be in addition to every other such right and remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Payee, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur. No act of Payee shall be deemed or construed as an election to proceed under any one such right or remedy the exclusion of any other such right or remedy; furthermore, each such right and remedy of Payee shall be separate, distinct and cumulative, and none shall be given effect to the exclusion of any other to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of any of such documents, shall not be construed as a waiver or release of the same, or of any Event of Default, or any obligation or liability of Maker thereunder, nor shall Payee be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee and when only to the extent specifically set forth in the writing. A waiver as to one event shall not be construed as continuing or a bar to or waiver of any right or remedy as to a subsequent event.

          (d) The recovery of any judgment by Payee and/or the levy of execution under any judgment upon any collateral for the Loan shall not effect in any manner or to any extent the lien of any security interest in any such collateral, or any rights, remedies or powers of Payee under any documents evidencing or securing the Loan or with respect to any guaranty or any such collateral, but such lien and security interests and rights, remedies and powers of Payee shall continue unimpaired as before. The exercise by Payee of its rights and remedies and the entry of any judgment by payee shall not affect in any way the interest rate payable hereunder or any amounts due to Payee but interest shall continue to accrue on such amounts at the rate specified herein.

          (e) Maker agrees that any action or proceeding against it to enforce this Note may be commenced in the appropriate Court and Maker waives personal service process and agrees that a

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     summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with the notice provisions set forth herein.

          (f) The delivery of notice under this Note or under any other loan document shall constitute sufficient notice under all the Loan Documents, and the notice and cure periods provided in this Note and the other Loan Documents, if any be so provided, shall run concurrently and not consecutively. Time is of the essence of this Note.

     11. COSTS AND EXPENSES. If Payee retains the services of counsel in order to enforce any remedy available to Payee under any document or instrument evidencing or securing the Loan, attorney's fees as hereinbefore provided shall be payable on demand by Maker to Payee, and Maker shall also pay on demand the cost of any title search and all other costs incurred by Payee in connection with proceedings to recover any sums due hereunder. Any such amounts not paid promptly on demand shall be added to the outstanding principal balance of this Note, shall bear interest at the Default Rate from the date of such demand until paid in full and shall be secured by the Loan Documents. Maker shall also pay on demand any reasonable recording and similar costs of Payee in connection with the cancellation of this Note. Nothing contained in this Section ll shall limit or impair the obligation of Maker to pay any and all costs and expenses provided by law.

     12. NOTE TAXES, ETC. Maker shall pay the cost of any revenue and personal property tax, tax, or other stamps now or hereafter required by the laws of the Commonwealth of Pennsylvania, or the United States to be affixed to this Note. If Maker does not or may not do so, Payee may at its option accelerate the indebtedness evidenced by this Note to maturity as in the case of default by Maker.

     13. INTEREST LIMITATIONS; SEVERABILITY.

          (a) Nothing herein contained nor any transaction related hereto shall be construed or shall operate either presently or prospectively to require Maker to pay interest at the rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate. Any interest paid in excess of the lawful rate shall be refunded to Maker. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding hereunder, and shall be applied in such order as Payee may determine. If the excessive amount of interest paid exceeds the sums outstanding hereunder, the portion exceeding the said sums outstanding hereunder shall be refunded in cash by Payee. Any such crediting or refund shall not cure or waive any default by Maker hereunder or under the other Loan Documents. Maker agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated herein to be "interest"), shall be deemed, to the extent permitted by law, to be an expense, fee, premium, or penalty rather than interest.

          (b) In the event that for any reason one more of the provisions of this Note or their application to any person or circumstances shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall, to such extent, be held for naught as though not herein contained but shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     14. NO JOINT VENTURE. Payee shall in no event be construed for any purpose to be a partner, joint venture or associate of Maker or of any lessee, operator, concessionaire, or licensee of Maker in the conduct of their respective businesses.

     15. SUCCESSORS AND ASSIGNS. This Note inures to the benefit of Payee, his heirs, personal representatives and assigns, and its binding upon Maker, its successors, and assigns and the words "Payee" and "Maker" whenever used herein shall be deemed and construed to include such respective personal representatives successors, and assigns.

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     16. NOTICES. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, or by courier service with guaranteed overnight delivery, addressed to such party at its address as set forth in the beginning of this Note. Such notice shall be deemed to be given when received if delivered personally, or two (2) days after the date deposited with the United States Postal Service if sent by certified or registered mail, return receipt requested, or one (1) day after the same is delivered to a courier service with guaranteed overnight delivery. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

     17. DEFINITIONS; NUMBER AND GENDER. In the event Maker consists of more than one person or entity, the obligations and liabilities hereunder of each of such persons and entities shall be joint and several and the word "Maker" shall mean all or some of any of them. For purposes of this Note, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, as the context may require.

     18. CAPTIONS. The captions or headings of the sections of this Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Note.

     19. GOVERNING LAW; AMENDMENT. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. This Note may only be amended by an instrument in writing signed by both Maker and Payee.

     20. ADDITIONAL CONSIDERATION; ISSUANCE OF SHARES OF MAKER. In addition to the payment of all sums due under this Note to Payee, as additional consideration to Payee for making the Loan to Maker, Maker agrees to issue to Payee at the closing of this Loan that number of non-restricted and freely-traded shares of common stock of Maker equal in value to the amount of the principal due hereunder.

     21. SERIES OF NOTES. This Note is one of series of substantially identical Notes issued by the Maker on even date herewith. Each individual Note entitles the Note's Payee to all rights of payment of interest, principal and late charges in accordance with the amounts set forth in each individual Note. Each Note shall rank on a pari pasu and pro-rata basis with all other Notes with respect to the Security Agreement set forth in Section 5. The declaration of an Event of Default in any single Note shall be considered as an Event of Default in all other Notes and the rights and remedies set forth in each Note shall be applied on a pro-rata basis with respect to the relation between the principal amount of each Note and the amount represented by the total of all of the principal amounts of all Notes.

     22. USE OF PROCEEDS. The use of the proceeds from the issuance of all Notes shall first be to repay Maker's revolving credit line outstanding with First Service Bank of Doylestown, Pennsylvania account number 02-50060 in the approximate amount of $122,603. Any proceeds in excess of this amount not applied to fully repay the First Service Bank line shall be used for working capital purposes by Maker. After the First Service Bank has been fully repaid, Maker shall close the revolving credit line account.

     IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed, under seal, the date and year first above written.

                                        CARDIOVASCULAR LABORATORIES, INC.

                                        BY: /s/ Timothy W. Cunningham
                                            ---------------------------

                                        ATTEST: /s/ Paul A. Toomey (CORP SEAL)
                                                ------------------------------

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